Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8000 | FX (702) 692-8099 fennemorelaw.com

February 17, 2026

Richtech Robotics Inc.

2975 Lincoln Road

Las Vegas, Nevada 89115

Re:	Richtech Robotics Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Richtech Robotics Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 8,500,000 shares (the “Shares”) of its Class B common stock, $0.0001 par value per share, on a registration statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued pursuant to a share purchase agreement (the “2026 Purchase Agreement”) among the Company and the selling stockholder (the “Selling Stockholder”) as identified in the Registration Statement. Terms not otherwise defined herein have the meaning as ascribed to such terms in the Registration Statement.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) 2026 Purchase Agreement;

(c) Second Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on November 17, 2023, as amended by the Certificate of Amendment as filed with the Secretary of State of Nevada on November 11, 2025 (collectively, the “Articles of Incorporation”);

(d) Second Amended and Restated Bylaws of the Company, adopted effective January 8, 2024 (the “Bylaws”); and

(e) Minutes of a meeting of the Board of Directors of the Company held January 27, 2026 related to the approval of the 2026 Purchase Agreement and such other matters as relevant.

We have obtained from officers of the Company, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate charter documents, records, certificates, and instruments (collectively with the documents identified in (a) through (e) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

Richtech Robotics Inc.

February 17, 2026

In our examination, we have assumed:

(a) the legal capacity and competency of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c) the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies or forms;

(d) that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f) the execution, delivery, and performance by all parties of the Documents; and

(g) that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that Shares issued to the Selling Stockholder were duly authorized and that upon issuance were validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

Richtech Robotics Inc.

February 17, 2026

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

Fennemore Craig, P.C.
tmor/cdol